Exhibit 99.3
September 19, 2016

WP Mustang Holdings LLC
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31, 2016	March 31, 2015
Current assets:
Cash	$76.9	$62.8
Trade receivables, net of allowance for doubtful accounts of $2.0 in 2016 and $1.1 in 2015	118.1	140.5
Prepaid expenses and other assets	5.4	7.9
Total current assets	200.4	211.2
Equipment and leasehold improvements:
Equipment	23.8	19.8
Construction in progress	8.8	8.3
Leasehold improvements	0.9	0.9
	33.5	29.0
Less accumulated depreciation and amortization	15.6	7.4
Net equipment and leasehold improvements	17.9	21.6
Other assets:
Intangible assets, net	499.0	561.2
Goodwill	586.3	586.3
Other assets	14.8	18.0
Total assets	$1,318.4	$1,398.3
Current liabilities
Accounts payable	$91.1	$91.3
Accrued liabilities	41.7	42.5
Security deposits payable	66.3	77.6
Current portion of long-term debt	5.0	5.0
Total current liabilities	204.1	216.4
Term loan, net of current portion	727.8	730.6
Other liabilities	3.1	2.7
Total liabilities	935.0	949.7
Member's equity
Members' contribution	495.1	493.3
Accumulated deficit	(111.7)	(44.7)
Total member's equity	383.4	448.6
Total liabilities and member's equity	$1,318.4	$1,398.3

Note: The Pro Forma Balance Sheet assumes acquisition on January 1, 2015 at a share price of $90.61.

September 19, 2016

WP Mustang Holdings LLC
Condensed Consolidated Income Statements
(in millions)
(unaudited)

	Three months ended March 31,
	2016	2015
Revenues	$37.5	$39.0
Cost of sales	4.3	5.2
Gross profit	33.2	33.8
Operating, general, and administrative expense:
Operating	11.2	10.2
General and administrative	6.1	5.5
Depreciation and amortization	16.7	18.1
Total operating expense	34.0	33.8
Loss from operations	(0.8)	—
Other expense
Interest expense, net	13.7	12.7
Other expense	—	—
Total other expense	13.7	12.7
Pretax net loss	(14.5)	(12.7)
State income tax	—	—
Net loss attributable to members	$(14.5)	$(12.7)

September 19, 2016

WP Mustang Holdings LLC
Condensed Consolidated Statement of Cash Flows
(in millions)
(unaudited)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss, including redeemable non-controlling interest	$(14.5)	$(12.7)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	16.7	18.1
Provision for losses on accounts receivable	—	0.3
Amortization of deferred loans costs and debt discount	1.3	1.3
Changes in operating assets and liabilities:
Trade receivables	(25.0)	(27.0)
Prepaid expenses	0.3	(1.0)
Accounts payable and accrued liabilities	1.0	9.3
Security deposits payable	(12.3)	(3.6)
Other	—	(0.9)
Net cash used in operating activities	(32.5)	(16.2)
Cash flows from investing activities:
Capital expenditures	(0.9)	(1.2)
Net cash used in investing activities	(0.9)	(1.2)
Cash flows from financing activities:
Payments on term loan	(1.2)	(1.2)
Contribution of capital	0.4	0.4
Net proceeds from affiliated companies	—	0.8
Net cash used in financing activities	(0.8)	—
Decrease in cash	(34.2)	(17.4)
Cash, beginning of period	111.1	80.2
Cash, end of period	$76.9	$62.8

WP Mustang Holdings LLC
Notes to the Unaudited Condensed Consolidated Financial Statements
March 31, 2016
Note 1 — Lines of Business and Organization
WP Mustang Holdings LLC through its consolidated subsidiaries (the “Company”) provides transaction processing to the long-haul trucking industry through its card and check based products. Electronic Funds Source ("EFS") is a consolidated subsidiary of the Company and has built a proprietary two-sided network for electronic payments. On one side of the network, EFS has agreements with close to 14,000 merchant locations across the United States and Canada, each of whom has a contractual obligation to EFS to accept payments from any customer who presents a valid EFS card. On the other side of the network, EFS has cultivated close to 16,000 active customers. As part of its network services, EFS operates an authorization and settlement service, and EFS protects both sides of the network from fraud risk, both through real-time fraud controls and through the assumption of liability for fraud risk that is not due to merchant or cardholder fault.
EFS also issues its own MasterCard branded card, which allows business organization customers to access the larger MasterCard network of merchants. Cardholder-side customers sign up with EFS for the MasterCard product for similar reasons as they do with the EFS network product – i.e., to access a merchant network, to avoid cash, to obtain fraud and authorization controls and to access credit lines. The Company, through its wholly-owned subsidiary Truckers B2B, LLC ("TB2B"), also offers various purchasing incentives to small transportation companies. These purchasing incentives include rebates on commonly purchased products and services, as well as a national network of merchants that allow TB2B to resell, through the merchant facilities, certain products, primarily tires and other services, to the industry at competitive prices.
Note 2 — Principles of Consolidation and Basis of Presentation
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions with subsidiaries have been eliminated in consolidation.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. As permitted under those rules, these interim consolidated financial statements do not include all the notes that are normally required by U.S. generally accepted accounting principles ("GAAP"). These consolidated financial statements have been prepared on the same basis as WP Mustang Holdings LLC’s annual consolidated financial statements and, in the opinion of management, reflect all adjustments that are necessary for a fair presentation of the Company’s consolidated financial position as of March 31, 2016 and 2015 and its consolidated results of operations and cash flows for the three months ended March 31, 2016 and 2015. The consolidated results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2016 or for any other interim period or for any other future year.
The preparation of these unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors and various other assumptions that the Company believes are necessary to consider in order to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic, environmental and political factors and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes.
Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in the reported results of operations; and if material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements. Estimates and assumptions by management affect: the allowance for doubtful accounts; the fair value assigned to assets acquired and liabilities assumed in business combinations; the fair value of interest rate cap obligations; the carrying value of long-lived assets (including goodwill and intangible assets); the amortization period of long-lived assets (excluding goodwill); the carrying value, capitalization and amortization of software development costs; the provision and benefit for income taxes and related deferred tax accounts; certain accrued expenses; and the value attributed to profit interest awards.